EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 13, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (December 2010 – November 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.1%	-0.4%	-10.5%	-10.0%	-2.7%	-4.7%	0.3%	-4.7%	10.0%	-28.6%	-0.4	-0.6
B**	-0.1%	-0.4%	-11.0%	-10.5%	-3.2%	-5.3%	-0.4%	-5.3%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	0.0%	-0.3%	-8.8%	-8.1%	-0.7%	-2.7%	N/A	-2.7%	9.9%	-23.7%	-0.2	-0.4
Legacy 2***	0.0%	-0.3%	-9.0%	-8.4%	-0.8%	-3.0%	N/A	-3.0%	9.9%	-24.4%	-0.3	-0.4
Global 1***	0.0%	-0.3%	-8.7%	-8.0%	-0.2%	-2.6%	N/A	-2.6%	9.6%	-21.9%	-0.2	-0.4
Global 2***	0.0%	-0.3%	-8.9%	-8.2%	-0.4%	-2.8%	N/A	-2.8%	9.6%	-22.4%	-0.2	-0.4
Global 3***	-0.1%	-0.3%	-10.2%	-9.6%	-2.0%	-4.4%	N/A	-4.4%	9.7%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	-3.6%	-2.6%	0.1%	-0.2%	15.0%	13.7%	7.2%	13.7%	12.0%	-16.3%	1.1	2.0
Barclays Capital U.S. Long Gov Index****	0.5%	-2.1%	-2.4%	0.4%	1.5%	6.6%	6.8%	6.6%	11.6%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	11%	Short	Natural Gas	3.3%	Short	11%	Short	Natural Gas	3.3%	Short
			Crude Oil	2.3%	Short			Crude Oil	2.4%	Short
Grains/Foods	9%	Short	Corn	1.9%	Short	9%	Short	Corn	1.9%	Short
			Coffee	0.9%	Short			Coffee	1.0%	Short
Metals	10%	Short	Gold	3.2%	Short	10%	Short	Gold	3.2%	Short
			Nickel	1.6%	Short			Nickel	1.6%	Short
FINANCIALS	70%					70%
Currencies	24%	Long $	Euro	4.1%	Short	24%	Long $	Euro	4.1%	Short
			Japanese Yen	3.3%	Short			Japanese Yen	3.3%	Short
Equities	28%	Long	Nasdaq	4.3%	Long	28%	Long	Nasdaq	4.3%	Long
			S&P 500	3.6%	Long			S&P 500	3.7%	Long
Fixed Income	18%	Long	Bunds	3.6%	Long	18%	Long	Bunds	3.6%	Long
			Japanese Gov't Bonds	1.9%	Long			Japanese Gov't Bonds	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 8% on data indicating supplies continued to increase as global demand weakened.   Natural gas and heating oil markets fell as moderate weather weakened demand and allowed storage inventories to grow above average levels.

Grains/Foods
Corn and wheat markets finished lower due to ample supplies and weak demand for U.S. exports.  Sugar markets moved higher after the International Sugar Organization announced it expects to end the year in a supply deficit.  Coffee prices decreased as weakness in Brazilian and Columbian currencies encouraged an increase in exports.  Cocoa prices increased in anticipation of a smaller crop from the Ivory Coast, which is one of cocoa’s biggest producers.

Metals	Precious metals finished lower amid growing expectations the Federal Reserve will increase interest rates next month. Base metals moved lower amid concerns over weakening demand from China.
Currencies
The U.S. dollar finished slightly lower against global counterparts.  The Australian dollar strengthened after the release of strong employment data.  The New Zealand dollar rallied after the Royal Bank of New Zealand’s financial stability report led markets to believe an interest rate cut is less likely.

Equities
U.S. equity markets fell amid growing expectations of an interest rate hike in December.  The Nikkei Index finished higher after newly released data gave encouraging signs for rising capital expenditures in the region’s economy.  European equity markets fell on disappointing earnings and comments by Mario Draghi signaling that policy makers may be open to extending their asset-purchase program beyond September 2016.

Fixed Income
U.S. Treasury markets rose slightly on increased foreign demand and as volatility in the equity markets boosted demand for safe-haven assets.  European fixed income markets rose after comments by Mario Draghi indicated the European Central Bank will consider additional monetary stimulus.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.